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                             INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694,
No. 33-48952, and No. 33-57543, each on Form S-8, and No. 33-45863,
No. 33-52986, No. 33-50579, No. 33-50981, No. 33-55439, No. 33-56603,
No. 33-58467, No. 33-63609, No. 33-65087, No. 333-09803, No. 333-17757
and No. 333-23607, each on Form S-4, of Mercantile Bancorporation Inc.
of our report dated May 13, 1997, relating to the supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1996, 1995, and 1994, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 1996, which report appears in the Current Report on Form
8-K dated May 13, 1997 of Mercantile Bancorporation Inc.

s/ KPMG Peat Marwick LLP

St. Louis, Missouri
May 13, 1997